Exhibit 99.1

Vycor Reports 41% Year-to-Date Growth

Revenue up 27% over first quarter 2013, with Vycor VBAS up 39%

Revenue up 41% for first six months over same period in 2013

Non-GAAP Net Operating Loss reduced by 10%

BOCA RATON, FL (August 12, 2014) – Vycor Medical, Inc. (“Vycor”) (OTCQB—VYCO), today announced financial results for the second quarter and first six months of 2014.

Company Highlights

•	ViewSite Brain Access System (VBAS) continues to gain traction through product approval in five new U.S. hospitals during the second quarter. VBAS has been approved in 17 hospitals year to date, and is approved in more than 170 hospitals in the U.S. with additional hospitals in the approval process.
•	Internationally, Vycor Medical entered into evaluation agreements with distributors in Brazil and India during the second quarter, in addition to France and Russia during the first quarter, and is in advanced discussions with a distributor in Sri Lanka.
•	Weill Cornell Medical Center has informed the Company that two peer review papers which further evidence the clinical superiority of the VBAS device have been accepted for publication, and the Company continues to focus on gathering more clinical data to drive VBAS adoption.
•	Completed the development of new VBAS prototypes specifically designed to house the pointer utilized in image-guided systems. The pointer will be firmly held in place in the introducer through a novel approach while the working channel will remain unchanged. The Company has commenced the testing of these devices.
•	Entered into manufacturing agreement with new Asian-based manufacturer for the production of two new smaller VBAS devices that will facilitate endoscopic work within the ventricles including the placement of catheters, with particular relevance for the pediatric neurosurgical market. Vycor has initiated the manufacturing build and validation program and commenced the regulatory process.
•	Developed and soft-launched two new professional model variations of its NeuroEyeCoach™ eye-training program: the Rehab Center model for centers to treat patients while in their care; and the Physician Model which enables physicians to commence treating patients who will then complete the therapy at home, supported by NovaVision staff.
•	Commenced a three-center patient trial for NeuroEyeCoach in Germany, Austria and Italy which will gather pre- and post- NeuroEyeCoach clinical data for publication.
•	Closed its Offering at the maximum gross amount of $5 million, including exercising an overallotment due to investor demand, and subsequent to the quarter end completed a debt exchange which removes substantially all of the debt from the Company’s balance sheet and replaces it with $2.4 million of equity, thereby considerably strengthening the balance sheet of the Company. The Company is now well capitalized to execute on its clearly articulated strategic plan for both divisions.

Peter Zachariou, Chief Executive Officer of Vycor, commented: “These results demonstrate that Vycor continues to build value and momentum with its existing products, with revenues up 27% overall compared to 2013 and up 39% in the Vycor VBAS business. Clearly, Vycor is executing on its development plan and I am increasingly encouraged by our progress and the opportunities in front of us. We have moved into manufacturing implementation of our new small VBAS units and completed prototyping of the new IGS-compatible devices. We have expanded the NeuroEyeCoach suite and our VRT development is nearing completion. With the $5 million Offering completed in the second quarter and the $2.4 million debt exchange, we are well capitalized and in a position to take advantage of strategic opportunities as they arise and to continue to build shareholder value through the execution of our clearly articulated growth strategy.”

Financial Results

For the second quarter of 2014, the Company reported revenue of $298,540, a 27% increase over the same period in 2013. The Vycor Medical division (VBAS) generated revenue of $203,191, a 39% increase compared to the same period in 2013, reflecting growth both in the US and internationally. Gross profit for 2014 was $262,773, a 27% increase over 2013, a margin of 88% for both periods.

For the first six months of 2014, the Company reported revenue of $656,662, a 41% increase over the same period in 2013. The Vycor Medical division (VBAS) generated revenue of $466,902, a 69% increase compared to the same period in 2013, reflecting growth both in the US and internationally. Gross profit for 2014 was $577,938, a 41% increase over 2013, a margin of 88% for both periods

	Three months ended June 30,		%	Six months ended June 30,		%
	2014	2013	change	2014	2013	change

Revenue
Vycor	$203,191	$146,358	39%	$466,902	$277,024	69%
NovaVision	95,349	88,596	8%	189,760	189,604	0%
Total	$298,540	$234,954	27%	$656,662	$466,628	41%

Gross Profit
Vycor	$177,717	$135,152	31%	$411,125	$251,431	64%
NovaVision	85,056	71,908	18%	166,813	157,285	6%
Total	$262,773	$207,060	27%	$577,938	$408,716	41%

On a non-GAAP basis (see below), the Company reported Operating Expenses for the second quarter of 2014 of $679,528 compared to $672,116 in 2013, a non-GAAP net operating loss for the quarter of $416,755 compared to $465,056 in 2013, a reduction of 10%, and a non-GAAP net comprehensive loss of $462,695 compared to $511,995 in 2013.

For the six months to June 30 the Company reported non-GAAP Operating Expenses of $1,315,421 compared to $1,326,652 in 2013, a non-GAAP net operating loss of $737,483 compared to $917,936 in 2013, a reduction of 20%, and a non-GAAP net comprehensive loss of $831,546 compared to $1,007,767 in 2013.

Cash and cash equivalents were $2,840,052 at June 30, 2014. Non-GAAP Shareholder’s Equity, before taking into account the debt exchange on August 5 discussed below, was $1,523,941.

Debt Exchange to Increase Shareholders’ Equity

On August 5, 2014 Fountainhead, along with certain other related and non-related parties (together, the “Fountainhead Parties”), exchanged all of their $2,355,587 of debt into an equivalent amount of preferred equity in the company.

This equity exchange will result in Vycor’s Shareholders’ Equity being increased by $2,355,587, equivalent to the current debt. Following on from the closing in April of a $5 million Common Stock and Warrants Offering at $1.80 per share, this exchange is a significant milestone towards Vycor’s objective of seeking an up-listing on a national stock exchange. This exchange is in addition to the conversion by Fountainhead in January 2014 of $1,426,542 of accrued consulting fees into an investment in the Offering, over and above the $5 million raised from investors.

On a pro forma basis reflecting the debt exchange, Shareholders’ Equity at June 30, 2014 was $3,842,376 ($3,879,528 on a Non-GAAP basis).

Reconciliation of Non-GAAP Information and Pro Forma Balance Sheet

Non-GAAP Reconciliation

Management uses certain non-GAAP financial measures (including non-GAAP operating expenses and non-GAAP net loss and loss per share), which exclude non-cash amortization of acquired intangible assets, non-cash stock-based, one-time Offering costs and the change in value of derivative warrant liability. Management does not consider these costs in evaluating the continuing operations of the Company. Therefore, management calculates the non-GAAP financial measures provided in this earnings release excluding these costs and uses these non-GAAP financial measures to enable it to analyze further, and more consistently, the period-to-period financial performance of its core business operations. Management believes that providing investors with these non-GAAP measures gives them additional important information to enable them to assess, in the same way management assesses, the Company’s current and future continuing operations. There are limitations in using these non-GAAP financial measures because they are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. These non-GAAP financial measures should not be considered in isolation or as a substitute for GAAP financial measures. Investors and potential investors should consider non-GAAP financial measures only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP. Set forth below are reconciliations of the non-GAAP financial measures to the comparable GAAP financial measures.

On a GAAP basis the Company reported Operating Expenses for the second quarter of 2014 of $966,381, a net operating loss of $703,608 and a net comprehensive loss of $1,278,385, or $0.12 per share. For the first six months the Company reported Operating Expenses of $2,274,084, a net operating loss of $1,696,146 and a net comprehensive loss of $2,066,395, or $0.21 per share.

Vycor’s GAAP operating costs for the second quarter and first six months of 2014 include non-cash amortization of acquired intangible assets ($58,617 and $117,234 respectively), non-cash stock compensation charges ($91,073 and $259,727 respectively), and one-time offering costs ($137,163 and $581,702 respectively). Vycor’s other income includes change in the value of warrant derivative liability ($523,277 and $269,993 respectively) and Vycor’s Comprehensive Loss includes foreign currency translation adjustment ($5,560 and $6,193 respectively). The Company is providing additional non-GAAP financial measures that exclude these charges and expenses, and reconciliation of GAAP to non-GAAP results is provided in the tables included in this release.

On a non-GAAP basis, taking into account these adjustments, Operating Expenses for the second quarter of 2014 were $679,528, non-GAAP net operating loss was $416,755 and non-GAAP net comprehensive loss was $462,695, or $0.04 per share. For the first six months non-GAAP Operating Expenses were $1,315,421, non-GAAP net operating loss was $737,483 and non-GAAP net comprehensive loss was $831,546, or $0.08 per share.

On a GAAP basis the Company reported Shareholders’ Equity of $1,486,789. This includes the recording of a derivative liability related to the issuance of Series A Warrants in connection with the Offering of $37,152. The Company is providing additional non-GAAP financial measures that exclude this derivative liability, and reconciliation of GAAP to non-GAAP results is provided in the tables included in this release. On a non-GAAP basis, taking into account this adjustment, the Company reported Shareholders’ Equity of $1,523,941.

Pro Forma Balance Sheet

The pro forma balance sheet at June 30, 2014 reflects the exchange of the Fountainhead Parties debt of $2,355,837 into Series D preferred shares and the associated issuance of warrants, as if it had occurred at June 30, 2014. Under ASC 405 and 470, the exchange is accounted for as an extinguishment of debt. The debt is extinguished from the balance sheet at carrying value and the preferred shares and warrants issued in exchange are valued and recorded at fair value. The total theoretical value of the new securities is approximately $3,000,000 compared to the carrying value of the debt of $2,355,587. This results in a theoretical cost of debt extinguishment of approximately $645,000. The net increase in Shareholders’ Equity on a pro forma basis is $2,355,837.

VYCOR MEDICAL, INC.
Consolidated Statements of Comprehensive Loss
(unaudited)

	For the three months ended June 30,		For the six months ended June 30,
	2014	2013	2014	2013

Revenue	$298,540	$234,954	$656,662	$466,628

Cost of Goods Sold	35,767	27,894	78,724	57,912

Gross Profit	262,773	207,060	577,938	408,716

Operating expenses:
Research and development	37,395	21,285	52,751	52,635
Depreciation and Amortization	98,997	89,276	193,093	175,546
General and administrative	829,989	706,111	2,028,240	1,389,769

Total Operating expenses	966,381	816,672	2,274,084	1,617,950

Operating loss	(703,608)	(609,612)	(1,696,146)	(1,209,234)

Other expense
Interest expense – Related Party	(33,613)	(32,811)	(67,442)	(61,778)
Interest expense - Other	(12,327)	(14,128)	(26,621)	(28,054)
Change in fair value derivative liability	(523,277)	-	(269,993)	-
Total Other expense	(569,217)	(46,939)	(364,056)	(89,832)

Net Loss	$(1,272,825)	$(656,551)	$(2,060,202)	$(1,299,066)

Comprehensive Income (Loss)
Foreign Currency Translation Adjustment	(5,560)	8,725	(6,193)	(11,432)

Net Comprehensive Loss
	$ (1,278,385)	$ (647,826)	$(2,066,395)	$(1,310,498)
Loss Per Share
Basic and diluted	$(0.12)	$(0.10)	$(0.21)	$(0.21)

Weighted Average Number of Shares Outstanding	10,570,609	6,264,362	9,787,198	6,107,053

VYCOR MEDICAL, INC.
Non-GAAP Reconciliation of Operating Loss and Net Comprehensive Loss

	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013

GAAP Operating Expenses	$966,381	$816,672	$2,274,084	$1,617,950

Non-cash amortization of acquired intangible assets (1)	(58,617)	(58,617)	(117,234)	(117,234)
Non-cash stock-based compensation (2)	(91,073)	(85,939)	(259,727)	(174,064)
Offering Costs (3)	(137,163)	-	(581,702)	-

Total Non-GAAP Operating Expense Adjustments	(286,853)	(144,556)	(958,663)	(291,298)

Non-GAAP Operating Expenses	$679,528	$672,116	$1,315,421	$1,326,652

GAAP Operating Loss	$(703,608)	$(609,612)	$(1,696,146)	$(1,209,234)

Non-GAAP Operating Expense Adjustments, as above	286,853	144,556	958,663	291,298

Non-GAAP Operating Loss	$(416,755)	$(465,056)	$(737,483)	$(917,936)

GAAP Net Comprehensive Loss	$(1,278,385)	$(647,826)	$(2,066,395)	$(1,310,498)

Non-GAAP Operating Expense Adjustments, as above	286,853	144,556	958,663	291,298
Change in value of derivative liability (4)	523,277	-	269,993	-
Foreign currency translation adjustment (5)	5,560	(8,725)	6,193	11,433

Non-GAAP Net Comprehensive Loss	$(462,695)	$(511,995)	$(831,546)	$(1,007,767)

Non-GAAP Loss Per Share
Basic and diluted	$(0.04)	$(0.08)	$(0.08)	$(0.17)

Weighted Average Number of Shares Outstanding	10,570,609	6,264,362	9,787,198	6,107,053

Non-GAAP Reconciliation of Shareholder's Equity
June 30, 2014

GAAP Additional Paid-in Capital	$20,624,282

Derivative Liability: Warrants (4)	37,152

Non-GAAP Additional Paid-in Capital	$20,661,434

GAAP Shareholder's Equity	$1,486,789

Derivative Liability: Warrants, as above	37,152

Non-GAAP Shareholder's Equity	$1,523,941

(1) Non-Cash Amortization on acquired intangible assets. These are non-cash charges related to acquired intangible assets such patents and software that can be impacted by the timing and magnitude of acquisitions. We consider our operating results without these charges when evaluating our ongoing costs and performance, and therefore exclude such charges when presenting non-GAAP financial measures.

(2) Non-Cash Stock-based compensation expense consists of expense relating to stock-based awards issued to employees, outside directors and non employees including stock options, restricted common stock, and warrants. Because of varying available valuation methodologies, subjective assumptions and the fact that these amounts vary in size and timing, we believe that the exclusion of stock-based compensation expense allows for a more accurate comparison of our financial results to previous periods. In addition, we believe it is useful to investors to understand the specific impact of stock-based compensation expenses on our operating results.

(3) Offering Costs comprises the broker commissions, banking fees, legal fees and other costs associated with the four separate closings of an offering of units of Common Stock and Warrants (the "Offering") during the three months ended March 31, 2014. These costs are one-time for the period of the Offering and are disregarded by management in evaluating and predicting earnings trends and are therefore excluded by us when presenting non-GAAP financial measures.

(4) Derivative Liability: Warrant. The Company accounts for the remaining 34,723 Series A Warrants issued in connection with the Offering which still carry anti-dilution rights in accordance with the guidance contained in ASC 815-40-15-7D, whereby under that provision, because they have anti-dilution rights, they do not meet the criteria for equity treatment and must be recorded as a liability. Accordingly, the Company classifies the warrant instrument as a liability at its fair value and adjusts the instrument to fair value at each reporting period. This liability is subject to re-measurement at each balance sheet date until exercised or until the anti-dilution provisions contained within the warrant agreements expire, and is classified in the balance sheet as a current liability. Because this treatment is limited in time and is calculated using subjective valuation assumptions, we believe that the exclusion of the derivative liability on the balance sheet, and the change in valuation on the statement of operations, allows for a more accurate reflection of our financial result, and has therefore been excluded by us when presenting non-GAAP financial measures.

(5) Foreign currency translation adjustment comprises the difference in period-to-period translation of intercompany loans to foreign subsidiaries. We consider our operating results without these translation adjustments when evaluating our ongoing costs and performance, and therefore exclude these adjustments when presenting non-GAAP financial measures.

VYCOR MEDICAL, INC.
Pro Forma Consolidated Balance Sheet
(unaudited)
		Debt	Pro Forma
	June 30, 2014	Exchange	June 30, 2014

ASSETS

Current Assets	3,454,778		3,454,778

Fixed assets, net	642,703		642,703

Intangible and Other assets:	695,197		695,197

TOTAL ASSETS	$4,792,678	-	$4,792,678

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities	950,302		950,302

Notes payable - long-term: Related Party	2,247,037	(2,247,037)	-
Notes payable - long-term: Other	108,550	(108,550)	-
Total long-term Liabilities	2,355,587		-

TOTAL LIABILITIES	3,305,889	(2,355,587)	950,302

STOCKHOLDERS' EQUITY

Preferred stock	-	24	24
Common Stock	1,083		1,083
Additional Paid-in Capital	20,624,282	3,000,563	23,624,845
Treasury stock	(1,033)		(1,033)
Accumulated Deficit	(19,098,800)	(645,000)	(19,743,800)
Accumulated Other Comprehensive Loss	(38,743)		(38,743)

	1,486,789	2,355,587	3,842,376

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$4,792,678	-	$4,792,678

Note to Pro forma Adjustment

Reflects exchange of Fountainhead and related party debt into preferred shares and issuance of warrants. Under ASC 405 and 470, the exchange is accounted for as an extinguishment of debt. The debt is extinguished from the balance sheet at carrying value and the preferred shares and warrants issued in exchange are valued at fair value. The total theoretical value of the new securities is approximately $3,000,000 compared to the carrying value of the debt of $2,355,587. This results in a theoretical cost of debt extinguishment of approximately $645,000.

About Vycor Medical, Inc.

With corporate headquarters in Boca Raton, FL, Vycor Medical, Inc. (“Vycor”) is a publicly traded company (OTC Bulletin Board: VYCO) dedicated to providing the medical community with innovative and superior surgical and therapeutic solutions and has a growing portfolio of FDA cleared medical solutions that are changing and improving lives every day. The Company operates two business units: Vycor Medical and NovaVision, both of which adopt a minimally or non-invasive approach. Both technologies have exceptional sales growth potential, address large potential markets, have the requisite regulatory approvals and are commercialized and generating revenue.

Vycor Medical’s ViewSite™ Surgical Access Systems (VBAS) is a suite of clear cylindrical minimally invasive disposable devices that hold the potential for speedier, safer and more economical brain surgeries and a quicker patient discharge.  VBAS is designed to optimize neurosurgical site access, reduce patient risk, accelerate recovery and add tangible value to the professional medical community. The company is ISO 13485:2003 compliant, has U.S. FDA 510(k) clearance for brain and spine surgeries and full regulatory approvals for brain in Australia, Canada, China, Europe (EU – Class III), and Japan and is seeking or has partial regulatory approvals in India, Korea, Russia, Taiwan and Vietnam. For an overview of Vycor Medical’s VBAS see VBAS Video.

NovaVision develops and provides science-driven neurostimulation therapy and other medical technologies that help improve and partially restore sight in patients with neurological vision impairments. The company’s proprietary Visual Restoration Therapy® (VRT) platform is clinically supported to improve lost vision resulting from stroke, traumatic brain injury (“TBI”), or other acquired brain injuries. VRT is the only FDA 510K cleared medical device in the U.S. aimed at the restoration of vision for neurologically induced vision loss and can be prescribed by any ophthalmologist, optometrist, neurologist or physiatrist. VRT also has CE Marking for the EU. NovaVision also provides Neuro Eye Therapy (NeET) in the EU, aimed at increasing visual sensitivity deep within the field defect.

In March 2014 the Company soft-launched NeuroEyeCoach™ in the US, which is the first commercially available saccadic therapy deliverable via the web to patients’ computers at their own homes. The program is supported by more than four decades of scientific findings and was developed as collaboration between the Company, and Josef Zihl, a NovaVision Scientific Advisor and world thought leader in saccadic training and the pioneer of this computer based training technique. The program is designed to result in a meaningful improvement in the patient’s visual search performance resulting in improvements in their navigation and object finding skills. Given that NeuroEyeCoach™ addresses the patients difficulty with their eye movements and their ability to integrate visual information while VRT focuses on the restoration of lost vision the two therapies are highly complementary. For an overview of NovaVision see NovaVision Video.

For the latest information on the company, including media and other coverage, and to learn more, please go online at www.vycormedical.com, www.vycorvbas.com or www.novavision.com.

Safe Harbor Statement

Information in this document constitute forward-looking statements or statements which may be deemed or construed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words "forecast", "anticipate", "estimate", "project", "intend", "expect", "should", "believe", and similar expressions are intended to identify forward-looking statements. These forward-looking statements involve, and are subject to known and unknown risks, uncertainties and other factors which could cause Vycor Medical's actual results, performance (financial or operating) or achievements to differ from the future results, performance (financial or operating) or achievements expressed or implied by such forward-looking statements. The risks, uncertainties and other factors are more fully discussed in Vycor Medical’s filings with the U.S. Securities and Exchange Commission. All forward-looking statements attributable to Vycor Medical herein are expressly qualified in their entirety by the above-mentioned cautionary statement. Vycor Medical disclaims any obligation to update forward-looking statements contained in this estimate, except as may be required by law.

Vycor Medical, Inc Investor Contacts:

Hayden IR

Brett Maas, Managing Partner

(646) 536-7331

brett@haydenir.com

Or

Cameron Donahue, Partner

(651) 653-1854

cameron@haydenir.com

##END##